Exhibit 99.1

Cardinal Bankshares and Grayson Bankshares
Merger Completed

FLOYD, VA. and INDEPENDENCE, VA, July 6, 2016 /PRNewswire-FirstCall/ -- On July 1, 2016, Cardinal Bankshares Corporation ("Cardinal") and Grayson Bankshares Inc. ("Grayson") completed their previously announced merger with and into Parkway Acquisition Corp., a new bank holding company formed for the purpose of effecting their combination.

With the completion of the merger, the subsidiary banks of Bank of Floyd and Grayson National Bank are now combined into one national bank regulated by the Office of the Comptroller of the Currency. The newly formed holding company and bank will rebrand itself when the banks' customer systems are combined, expected sometime in early 2017.

"Our combination creates a dynamic community bank dedicated to serving our hometown communities and adjacent markets. We believe that individuals and businesses in our area prefer to do business locally when they can, and we intend to be the local bank of choice," said Chairman Tom Jackson.

"Now that our combination is complete from a legal standpoint," explained Allan Funk, President & CEO of the holding company and combined bank, "we are preparing for our systems conversion, operations integration and rebranding so that our customers will do business with one seamless organization represented by the employees they have known for years."

Both Cardinal and Grayson shareholders will receive shares of stock in the newly formed company. The company has applied for quotation and trading of the new shares on the OTCQX marketplace.

The combined organization has 17 full-service banking offices, assets of nearly $600 million, deposits of over $500 million and shareholders' equity of over $50 million. The combined company is governed by a board of directors comprised of each of the former directors of Cardinal and Grayson.  Thomas M. Jackson, Jr., serves as chairman of the board of Parkway Acquisition Corp. and its subsidiary bank, and James Shortt, serves as vice chairman of Parkway Acquisition Corp. and subsidiary bank. Allan Funk is President & CEO and Blake Edwards is Chief Financial Officer of the holding company and combined bank.

In the combination, Raymond James & Associates, Inc. served as financial advisor to Grayson, and Williams Mullen provided legal counsel to Grayson. Banks Street Partners, LLC served as financial advisor to Cardinal, and Gentry Locke provided legal counsel to Cardinal.

Forward-looking statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the merger, as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the combined company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. Our ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the combined company and its subsidiaries include, but are not limited to: the risk that the businesses of Cardinal and/or Grayson will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the combined company's market area; the implementation of new technologies; the ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or clarify these forward‐looking statements, whether as a result of new information, future events or otherwise.

Contacts:  Allan Funk, President & CEO – 276-773-2811
      Blake Edwards, Senior Executive VP and CFO – 276-773-2811